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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        --------------------------------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                   SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         KANAKARIS COMMUNICATIONS, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


      Nevada                                                    86-0888532
--------------------------                               -----------------------
(State of Incorporation                                      (I.R.S. Employer
 or organization)                                            Identification No.)

3303 Harbor Blvd., Suite F-3, Costa Mesa, California                    92626
----------------------------------------------------                ------------
         (Address of principal executive offices)                     (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [__]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [__]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [__]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-84909 (if applicable).

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                   ------------------------------------------
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         --------------------------------------------------------

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of common stock, par value $0.001 per share (the "Common Stock"), of Kanakaris Communications, Inc., (the "Registrant"). The description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 33 of the Registrant's Amendment No. 1 to Registration Statement on Form SB-2 (No. 333-84909) as filed with the Securities and Exchange Commission on November 19, 1999, and as amended from time to time, and such description is incorporated herein by this reference.

ITEM 2.  EXHIBITS.
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Exhibit
Number                              Description
-------                             -----------
3.1..........................       Articles of Incorporation of the Registrant
                                    filed with the Nevada Secretary of State on November 1, 1991*

3.2..........................       Certificate of Amendment of Articles of
                                    Incorporation of the Registrant filed with the Nevada Secretary of State on June 26,
                                    1997*

3.3..........................       Certificate of Amendment of Articles of
                                    Incorporation of the Registrant filed with the Nevada Secretary of State on November
                                    26, 1997*

3.4..........................       Certificate of Amendment of Articles of
                                    Incorporation of the Registrant filed with the Nevada Secretary of State on March 3,
                                    1999*

3.5..........................       By-Laws of the Registrant*

4.1..........................       Specimen Common Stock Certificate**

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*     Filed as an exhibit to the Registrant's Form SB-2 filed with the
      Securities and Exchange Commission on August 10, 1999 (Registration No. 333-84909) and incorporated by reference.

** Filed as an exhibit to the Registrant's Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on November 19, 1999 (Registration No. 333-84909).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   November 19, 1999                  KANAKARIS COMMUNICATIONS, INC.



                                            By:  /s/ Alex F. Kanakaris
                                                ------------------------------
                                                Alex F. Kanakaris, President